UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way, Suite 130, Watertown, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Capital Market*

*As previously reported, effective October 16, 2023, the registrant's common stock is being quoted on the OTC Pink Marketplace under the symbol “ELOX.” Trading of the registrant's common stock will remain suspended on, but will not be delisted from, the Nasdaq Capital Market during the pendency of the registrant's appeal from Nasdaq's delisting determination following the registrant's non-compliance with Nasdaq Listing Rule 5550(b)(2). Nasdaq will not take any action to delist the Company's securities pending a final written decision by the Nasdaq Listing Council.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01          Other Events.

On December 15, 2023, Eloxx Pharmaceuticals, Inc. (the “Company”) entered into the Fourth Amendment to the Loan and Security Agreement (the “ Fourth Amendment”) by and among (i) Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent, collateral agent, and a lender, (ii) Hercules Capital IV, L.P., (together with Hercules, the “Lenders”), as a lender, (iii) the Company, as a borrower, (iv) Zikani Therapeutics, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as a borrower (together with the Company, the “Borrower”), and (v) Eloxx Pharmaceuticals Ltd., an Israeli company and wholly-owned subsidiary of the Company (together with the Lenders and the Borrower, the “Parties”), which amended certain terms of the Loan and Security Agreement, originally dated September 30, 20221, by and among the Parties (as amended, the “Loan Agreement”).

The Fourth Amendment provides for a temporary reduction in the minimum qualified cash balance amount to $1.05 million for the period from December 15, 2023 through and including January 25, 2024, unless extended by Hercules in its sole discretion. After the expiration of such period, the minimum level of qualified cash will revert to $1.05 million plus the amount of accounts payable that have not been paid within 180 days.

As a condition of effectiveness of the Fourth Amendment, the Company has repaid $1.0 million of the outstanding principal (without incurring a prepayment premium), reducing the remaining outstanding principal of Term Loan Advances to $3.1 million.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the financial obligations of the Company under the Loan Agreement as amended by the Fourth Amendment is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2023	ELOXX PHARMACEUTICALS, INC.

	By:	/s/ Sumit Aggarwal
	Name:	Sumit Aggarwal
	Title:	President and Chief Executive Officer